    As filed with the Securities and Exchange Commission on November 10, 1998

                                                                   File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                       ------------------------------------
                             PICTURETEL CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                              04-2835972
  (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               100 Minutemen Road
                          Andover, Massachusetts 01810
                    (Address of Principal Executive Offices)

                            1998 BONUS RETENTION PLAN

                            -------------------------
                            (Full title of the Plan)

                            W. Robert Kellegrew, Esq.
                                 General Counsel
                             PictureTel Corporation
                               100 Minutemen Road
                          Andover, Massachusetts 01810
                                 (978) 292-5000

                      ------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title Of Securities             Amount             Proposed Maximum         Proposed Maximum         Amount Of
       To Be                      To Be            Offering Price Per       Aggregate Offering     Registration
    Registered                 Registered              Share (1)                Price (1)                Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $.01                177,382 shares             $7.25                 $1,286,020             $358.00
====================================================================================================================

(1) Estimated solely for the purpose of determining the Registration Fee. For the purpose of determining the Registration Fee, the Maximum Offering Price Per Share and Aggregate Offering Price have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the common stock, par value $.01 per share (the "Common Stock"), of PictureTel Corporation, reported on the National Association of Security Dealers, Inc. Automated Quotations National Market System on November 6, 1998.

                           Exhibit Index on Page II-5
                               Page 1 of 6 Pages.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     PictureTel Corporation (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

          (a) The Registrant's Prospectus filed with the Securities and Exchange Commission (the "Commission") on September 22, 1998 under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-4 relating to the Merger of SNI Acquisition Corporation, a California corporation and an indirect wholly owned subsidiary of PictureTel ("Merger Sub"), with and into Starlight Networks Incorporated, a California corporation ("Starlight"), pursuant to an Agreement and Plan of Merger dated as of August 14, 1998 by and among PictureTel, PictureTel Technology Corporation, a Delaware corporation and a wholly owned subsidiary of PictureTel, Merger Sub and Starlight.

          (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the Commission pursuant to Section 13 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 12, 1998.

          (c) Form of the Registrant's Common Stock Certificate (Incorporated by Reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-8, No. 33-36315, as filed with the Commission on August 10, 1990.)

     All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person in fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Third Restated Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent and only to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Exhibit

          3.1. Third Restated Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.1.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 27, 1992).

          3.2. Amended and Restated By-Laws of the Registrant (Incorporated by Reference to Exhibit 1 to the Registrant's Current Report on Form 8-K as filed with the Commission on September 14,
                  1994).

          5.      Opinion of Ropes & Gray.

         10.1.    1998 Bonus Retention Plan.

         23.1.    Consent of Ropes & Gray (See Exhibit 5).

         23.2.    Consent of PricewaterhouseCoopers, LLP.

         24.      Power of Attorney (Included on Signature Page).

Item 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, The Commonwealth of Massachusetts, on this 30th day of October, 1998.

                                           PICTURETEL CORPORATION


                                           By: /s/ Bruce R. Bond
                                               ---------------------------------
                                           Name:   Bruce R. Bond
                                           Title:  Chairman of the Board
                                                   President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

Dated:  October 30, 1998

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes W. Robert Kellegrew and Bruce R. Bond, and each of them singly, his true and lawful attorneys, with full power to them, to execute in the name and on behalf of such person in the capacities indicated below any and all amendments (including any post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                                Capacity In Which Signed                          Date
---------                                ------------------------                          ------
/s/ Bruce R. Bond                     Chairman of the Board,                         October 30, 1998
----------------------------          President and Chief Executive
Bruce R. Bond                         Officer (Principal Executive
                                      Officer)


/s/ Norman E. Gaut                    Director                                       October 30, 1998
----------------------------
Norman E. Gaut


                                      Director                                       October 30, 1998
----------------------------
David B. Levi


/s/ Robert T. Knight                  Director                                       October 30, 1998
----------------------------
Robert T. Knight



/s/ Enzo Torresi                      Director                                       October 30, 1998
----------------------------
Enzo Torresi


/s/ Arthur L. Fatum                   Vice President and Chief                       November 9, 1998
----------------------------          Financial Officer (Principal
Arthur L. Fatum                       Accounting Officer and Principal
                                      Financial Officer)

EXHIBIT INDEX


Number                                         Title of Exhibit
------                                         ----------------
                                         Third  Restated Certificate of
 3.1.                                    Incorporation of the Registrant
                                         (Incorporated by Reference to
                                         Exhibit 3.1.4 of the Registrant's
                                         Quarterly Report on Form 10-Q for the
                                         quarter ended June 27, 1992).

 3.2.                                    Amended and Restated By-Laws of the
                                         Registrant (Incorporated by Reference
                                         to Exhibit 1 to the Registrant's
                                         Current Report on Form 8-K as filed
                                         with the Commission on September 14,
                                         1994)

 5.                                      Opinion of Ropes & Gray

10.1                                     1998 Bonus Retention Plan.

23.1.                                    Consent of Ropes & Gray (See
                                         Exhibit 5).

23.2.                                    Consent of
                                         PricewaterhouseCoopers, LLP.

24.                                      Power of Attorney (Included  on
                                         Signature Page).


                                      II-6